UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment and Supplement No. 2)

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ENPHYS ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT AND SUPPLEMENT NO. 2 TO THE PROXY STATEMENT
AND NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 6, 2023

EXPLANATORY NOTE

This Amendment and Supplement No. 2 (this “Amendment and Supplement No. 2”) to the Definitive Proxy Statement on Schedule 14A and Notice of Extraordinary General Meeting filed by Enphys Acquisition Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 11, 2023, as amended from time to time (including all annexes and exhibits thereto, the “Proxy Statement”), is being filed with the SEC and is being made available to shareholders on or about September 25, 2023.  All capitalized terms not defined herein shall have the same meaning as in the Proxy Statement.

The Proxy Statement encourages shareholders to vote in favor of proposals to:  (1) amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Governing Documents”) to extend the date by which the Company must consummate a business combination (the “Extension”) from October 8, 2023 to July 8, 2024 (the “Extended Date”) (the “Extension Amendment Proposal”); and (2) to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, either (x) to permit further solicitation and vote of proxies in the event that, based on the tabulated votes collected at the time of the Extraordinary General Meeting, there are insufficient votes to approve the Extension Amendment Proposal or if the Company determines that additional time is necessary to effectuate the Extension or (y) if the Company’s board of directors (the “Board”) determines at the Extraordinary General Meeting that it is not necessary or no longer desirable to proceed with the Extension Amendment Proposal (the “Adjournment Proposal”).

On September 19, 2023, the Company filed with the SEC its Amendment and Supplement No. 1 to the Proxy Statement (“Amendment and Supplement No. 1”) to:  (1) disclose that if the Extension Amendment Proposal is approved and the Extension is implemented, the Company’s Sponsor would deposit into the Trust Account as a loan with respect to the Extension an amount equal to the lesser of (i) $0.025 per Class A ordinary share multiplied by the number of Class A ordinary shares then outstanding and (ii) $100,000, for each calendar month until the earlier of (i) the completion of a business combination and (ii) the Extended Date (each, a “Contribution”) in accordance with the Extension, with a maximum aggregate amount of Contributions of $400,000; and (2) change the Extended Date from July 8, 2024 to February 8, 2024.

As further described below, the Board has determined to recommend an additional proposal (the “Founder Share Amendment Proposal”) for shareholder approval at the Extraordinary General Meeting to amend the Governing Documents to provide for the right of a holder of the Company’s Class B ordinary shares to convert into Class A ordinary shares of the Company on a one-for-one basis prior to the closing of an initial business combination at the election of the holder.  In addition, this Amendment and Supplement No. 2 includes additional information with respect to the funds held in the Trust Account.  Except for the addition of the Founder Share Amendment Proposal and the additional information with respect to the funds held in the Trust Account, this Amendment and Supplement No. 2 does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement or Amendment and Supplement No. 1.  The Company is providing this Amendment and Supplement No. 2 solely to amend and supplement the Proxy Statement as described below.

This Amendment and Supplement No. 2 should be read in conjunction with the Proxy Statement and Amendment and Supplement No. 1 and is related to the Company’s Extraordinary Meeting of Shareholders to be held at 10:00 am Eastern Time on October 6, 2023 (the “Extraordinary General Meeting”), virtually at www.virtualshareholdermeeting.com/NFYS2023SM and in person at the offices of Cadwalader, Wickersham & Taft LLP, located at 200 Liberty St., New York, NY 10281.  Other than as set forth below, all other items of the Proxy Statement are incorporated herein by reference without change.

The amended proxy card or voting instruction card enclosed with this Amendment and Supplement No. 2 differs from the proxy card or voting instruction card previously furnished to you with the Proxy Statement and with Amendment and Supplement No. 1, in that the enclosed proxy card or voting instruction card includes the Founder Share Amendment Proposal.  You may vote on all three proposals by submitting the amended proxy card or voting instruction card enclosed with this Amendment and Supplement No. 2 or submitting a proxy via the Internet or by telephone or by mail by following the procedures on your amended proxy card or voting instruction card.  THE RECEIPT OF YOUR NEW PROXY OR VOTING INSTRUCTIONS WILL REVOKE AND SUPERSEDE ANY PROXY OR VOTING INSTRUCTIONS PREVIOUSLY SUBMITTED.  IF YOU HAVE ALREADY VOTED AND DO NOT SUBMIT NEW VOTING INSTRUCTIONS, YOUR PREVIOUSLY SUBMITTED PROXY OR VOTING INSTRUCTIONS WILL BE VOTED AT THE EXTRAORDINARY GENERAL MEETING WITH RESPECT TO ALL OTHER PROPOSALS BUT WILL NOT BE COUNTED IN DETERMINING THE OUTCOME OF THE NEWLY ADDED FOUNDER SHARE AMENDMENT PROPOSAL.

AMENDMENT AND SUPPLEMENT TO THE PROXY STATEMENT AND NOTICE OF EXTRAORDINARY GENERAL MEETING

Addition of The Founder Share Amendment Proposal

The Proxy Statement is hereby amended and supplemented to include the following new Proposal No. 3:

“3.
As a special resolution, to amend (the “Founder Share Amendment”) the Governing Documents as set out in Annex B to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis prior to the closing of an initial business combination at the election of the holder (the “Founder Share Amendment Proposal”).”

The full text of the Founder Share Amendment Proposal is set out in Annex A.  The full text of the special resolution to be proposed is set out in Annex B.  The Founder Share Amendment Proposal is conditioned on the approval of the Extension Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOUNDER SHARE AMENDMENT PROPOSAL.

The sole purpose of the Founder Share Amendment Proposal is to provide the holders of the Class B Ordinary Shares with the flexibility to assist the Company in meeting the New York Stock Exchange’s (the “NYSE”) continued listing requirements in connection with the Extension and the consummation of the Company’s initial business combination.  This flexibility may also aid the Company in retaining investors.  If the Extension Proposal and the Founder Share Amendment Proposal are approved, the Sponsor has informed the Company that it expects to convert all of its 6.5 million Class B ordinary shares into Class A ordinary shares prior to any redemption described below.  Notwithstanding the conversion, the Sponsor will not be entitled to receive any monies held in the trust account as a result of its ownership of any shares of Class A ordinary shares.  If a suitable business combination is timely identified, the Company intends to hold another stockholders’ meeting prior to the Extended Date in order to seek stockholder approval of a potential business combination.

PUBLIC SHAREHOLDERS MAY ELECT TO REDEEM ALL OR A PORTION OF THEIR PUBLIC SHARES REGARDLESS OF HOW SUCH PUBLIC SHAREHOLDERS VOTE ON THE FOUNDER SHARE AMENDMENT PROPOSAL.  VOTING FOR THE FOUNDER SHARE AMENDMENT PROPOSAL WILL NOT AFFECT THE RIGHT OF PUBLIC SHAREHOLDERS TO SEEK REDEMPTION OF THEIR PUBLIC SHARES IN CONNECTION WITH THE VOTE TO APPROVE AN INITIAL BUSINESS COMBINATION.

Approval of the Founder Share Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the Class A ordinary shares and Class B ordinary shares which are represented in person or by proxy and are voted at the Extraordinary General Meeting.  Ordinary shares that are present virtually during the Extraordinary General Meeting constitute ordinary shares represented “in person.”

Additional information with respect to the funds held in the Trust Account

In order to mitigate the risk of being viewed as operating an unregistered investment company, the Company will hold all funds in the Trust Account (including Contributions deposited into the Trust Account, as further described in Amendment and Supplement No. 1) in an interest-bearing bank deposit account, which is currently yielding interest of approximately 4.5% per annum.

* * *

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Amendment and Supplement No. 2 does not provide all of the information that is important to your decisions in voting at the Extraordinary General Meeting.  THE COMPANY URGES SHAREHOLDERS TO READ THE PROXY STATEMENT, AMENDMENT AND SUPPLEMENT NO. 1, AS WELL AS OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE EXTENSION.  Shareholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to:  Enphys Acquisition Corp., 100 Wall Street, 20th Floor, New York, NY 10005, Attn: Corporate Secretary.

If shareholders have any questions, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling toll-free at (800) 662-5200, or banks or brokers can call collect at (203) 658-9400, or by emailing NFYS.info@investor.morrowsodali.com.

This Amendment and Supplement No. 2 and the revised proxy card are being sent and made available to shareholders beginning on or about September 25, 2023.

ANNEX A

PROPOSAL NO. 3 – THE FOUNDER SHARE AMENDMENT PROPOSAL

Overview

The Company is proposing to amend its Governing Documents to allow the Company to provide for the right of a holder of the Company’s Class B Ordinary Shares to convert into Class A Ordinary Shares on a one-for-one basis at any point prior to the closing of an initial business combination at the election of the holder.

Upon conversion of the Class B Ordinary Shares to Class A Ordinary Shares, such Class A Ordinary Shares converted from Class B Ordinary Shares shall not be entitled to receive funds from the Trust Account through redemptions or otherwise pursuant to the terms of the Letter Agreement entered into by and among the Company and each of its officers, directors and advisory board members in connection with the IPO (the “Letter Agreement”). Additionally, the Class A Ordinary Shares converted from Class B Ordinary Shares will be subject to all of the restrictions applicable to Class B Ordinary Shares under the terms of the Letter Agreement, including the prohibition on transferring, assigning or selling Class B Ordinary Shares until the earlier to occur of: (A) one year after the completion of an initial business combination or (B) subsequent to the completion of an initial business combination, if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

The text of the proposed Founder Share Amendment is included in Annex B to this Amendment and Supplement No. 2.

Reasons for the Founder Share Amendment Proposal

The purpose of the Founder Share Amendment Proposal is to allow the Class B ordinary shares to convert into Class A ordinary shares on a one-for-one basis prior to the consummation of a business combination.  This will provide the holders of the Class B ordinary shares with the flexibility to assist the Company in meeting the listing requirements of its Class A ordinary shares if necessary or desirable in connection with the Extension and the consummation of the Company’s initial business combination.

You are not being asked to vote on a business combination at this time.  If the Founder Share Amendment is implemented, provided that you are a shareholder on the record date for a meeting to consider the initial business combination, you will retain the right to vote on the initial business combination when it is submitted to shareholders, and you will have the right to redeem all or a portion of your public shares for cash in the event an initial business combination is approved and completed.  You will also be entitled to receive your share of the funds in the Trust Account if we have not consummated a business combination by the appropriate date.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as a special resolution, to amend the Governing Documents as set out in Annex B to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis prior to the closing of an initial business combination at the election of the holder.”

Vote Required for Approval

Approval of the Founder Share Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of holders of at least two-thirds of the ordinary shares of the Company which are represented in person or by proxy and are voted at the Extraordinary General Meeting.  Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

Recommendation of the Board

After careful consideration of all relevant factors, our Board has determined that the Founder Share Amendment is in the best interests of the Company and its shareholders.  Our Board has approved and declared advisable adoption of the Founder Share Amendment Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE FOUNDER SHARE AMENDMENT PROPOSAL.

ANNEX B

PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
ENPHYS ACQUISITION CORP.
[●], 2023

RESOLVED, as a special resolution, that:

(i)	Article 168 of the Amended and Restated Articles of Association of Enphys Acquisition Corp. be deleted in its entirety and replaced as follows:

“168.  Except in connection with the conversion of Class B Shares into Class A Shares pursuant to Article 14 where the holders of such Shares have waived any right to receive funds from the Trust Fund, after the issue of Public Shares, and prior to the consummation of a Business Combination, the Directors shall not issue additional Shares or any other securities that would entitle the holders thereof to: (a) receive funds from the Trust Fund; or (b) other than Class B Ordinary Shares issued to “anchor investors” as referred to in the Form S-1 Registration Statement filed by the Company where an equal number of Class B Ordinary Shares are surrendered, vote on any Business Combination or any other proposal presented to the Shareholders prior to or in connection with the completion of a Business Combination.”